Québec

# CERTIFICAT DE MODIFICATION

*Loi sur les compagnies, Partie IA*
*(L.R.Q., chap. C-38)*

J'atteste par les présentes que la compagnie

PASSEPORT MÉTALS INC.

et sa ou ses version(s)

PASSPORT METALS INC.

a modifié ses statuts le ***18 OCTOBRE 2007***, en vertu de la partie IA de la Loi sur les compagnies, comme indiqué dans les statuts de modification ci-joints.

***Déposé au registre le 18 octobre 2007***
***sous le numéro d'entreprise du Québec 1140348377***

Registraire des entreprises
Québec

Registraire des entreprises

E830I17M73P81OA

LEX-302 (2007-04)

Registraire des entreprises
Québec

# Statuts de modification

*Loi sur les compagnies* (L.R.Q., c. C-38, partie IA)

Numéro d'entreprise du Québec
NEQ 1 1 4 0 3 4 8 3 7 7

**1. Nom** - Inscrire le nouveau nom de la compagnie si celui-ci est modifié et inscrire le nom antérieur à la section 5.
**ou**
- Inscrire le nom actuel si vous le conservez et inscrire S. O. à la section 5.

PASSEPORT METALS INC./PASSPORT METALS INC.

Marquer la case d'un X si vous demandez un numéro matricule (compagnie à numéro) au lieu d'un nom. ☐

**2. Les statuts de la compagnie sont modifiés de la façon suivante :**

**3. Date d'entrée en vigueur** (si différente de la date du dépôt des statuts de modification) pour les demandes qui ne sont pas visées par la section 4.

Date postérieure à celle du dépôt : Année 2007 Mois 10 Jour 18

**4. Modification des statuts en vertu de l'article 123.140 et suivants de la *Loi sur les compagnies***

Marquer la case d'un X si la demande de modification est présentée pour rectifier une illégalité, une irrégularité ou pour y insérer une disposition requise par la *Loi sur les compagnies* :
- qui ne porte pas atteinte aux droits des actionnaires ou des créanciers (art. 123.140) ; ☐
- qui peut porter atteinte aux droits des actionnaires ou des créanciers - joindre copie du jugement (art. 123.141). ☐

Date d'entrée en vigueur (la modification rétroagit à la date du certificat accompagnant les statuts que l'on modifie, à moins que les présents statuts ou le jugement ne mentionnent une date ultérieure) : Année Mois Jour

**5. Nom antérieur à la modification** (si différent de celui mentionné à la section 1).

RESSOURCES X-CHEQUER INTERNATIONAL INC.

Réservé à l'administration

Québec
Déposé le
17 OCT. 2007
Le registraire des entreprises

L. Shaffer
Signature de l'administrateur autorisé

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